UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 10, 2015

CRYO-CELL INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Blvd., Suite 1800, Oldsmar, FL	34677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (813) 749-2100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

  On March 10, 2015, Cryo-Cell International, Inc. (the “Company”) filed a lawsuit in the Pinellas County Court, Florida in order to compel Cord Blood of America, Inc., a Florida corporation (“CBAI”),  to hold an annual meeting of shareholders for the purpose of electing directors.  It is the Company’s intention to nominate a slate of directors for election at this annual meeting.  If the Company were successful in its effort to elect directors to the board of CBAI, it is anticipated that the Company would explore the potential for a merger with CBAI, with the Company as the surviving entity.

In the fourth quarter of 2014, the Company conducted due diligence on CBAI and was in negotiations at that time with CBAI to engage in a business combination with, or make a capital investment in, CBAI.

Subject to availability, price, and general market conditions, the Company currently contemplates that it may purchase common stock of CBAI in the open market and/or privately negotiated transactions.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving the Company’s expectations or predictions of future financial or business performance or conditions.  Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cryo-Cell International, Inc.
DATE: March 10, 2015	By:	/s/ David Portnoy
David Portnoy
Chairman and Co-Chief Executive Officer